Exhibit 10.36



               THIRD AMENDMENT TO CREDIT AGREEMENT

          THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is made and entered into as of November 20, 2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Borrower"), the other Credit Parties signatory to the Credit Agreement described below (collectively, together with the Borrower, the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

                      W I T N E S S E T H:

          WHEREAS, Borrower, the other Credit Parties and Lender are parties to that certain Credit Agreement, dated as of October 24, 2001 (as amended to the date hereof, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement), pursuant to which Lender has committed to make certain loans to Borrower upon the terms and conditions set forth therein; and

          WHEREAS, Borrower, the other Credit Parties and Lender desire to modify the Credit Agreement in certain respects in accordance with and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the other Credit Parties and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

     1. Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section
6 below, the Credit Agreement is hereby amended as follows:


          (A) Section 5.11 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with a new Section 5.11 in the form attached hereto as Exhibit A.


          (B) Annex A to the Credit Agreement is hereby amended by deleting therefrom the definition of "Borrowing Base" in its entirety and by substituting the following amended definition of such term in lieu thereof:

                    "Borrowing Base" shall mean, as of any date of determination by Lender, from time to time, an amount equal to the sum of (a) twenty-five percent (25%) of the Appraised Value of Eligible Mortgaged Property less (b) any and all Reserves established by Lender at such time including, without limitation, Reserves for environmental remediation costs, accrued but unpaid taxes, insurance and other Charges and expenses pertaining to such Mortgaged Property. Notwithstanding the foregoing: (x) for purposes of calculating the Borrowing Base, the advance rate in clause (a) above of this definition shall be deemed to be forty-one percent (41%) of the Appraised Value solely in respect of the Mortgaged Property located at 175 Linfield Drive, Menlo Park, California for the period commencing on the Closing Date and ending on December 7, 2001, and at all times after December 7, 2001 shall be deemed to be equal to twenty-five percent (25%) of the Appraised Value in respect of such Mortgaged Property located at 175 Linfield Drive, Menlo Park, California; (y) the Borrowing Base shall not at any time exceed $15,000,000 if any of the conditions set forth in Section 2.2 have not been satisfied in full or waived in writing by Lender; and (z) the Borrowing Base shall not at any time exceed $25,000,000 until all of the conditions set forth in Section 2.3 have been satisfied in full or waived in writing by Lender.

          (C) Annex F to the Credit Agreement is hereby amended by deleting the form currently attached to the Credit
     Agreement and replacing it in its entirety with the new form of Annex F attached to this Amendment.

     2. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 1 above, the Credit
Agreement shall remain unchanged and in full force and effect.

3. `Representations and Warranties. To induce Lender to enter into this Amendment, Borrower and each of the other Credit Parties hereby warrant, represent and covenant to Lender that:
(a) this Amendment has been duly authorized, executed and delivered by Borrower and each other Credit Party signatory thereto, (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by Borrower and each other Credit Party in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Borrower or any other Credit Party of any of its representations and warranties contained in this Section 3 shall be an Event of Default under the Credit Agreement.
4. Ratification and Acknowledgment. Borrower and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other Loan Documents to which Borrower or any other Credit Party is a party), effective as of the date hereof.
5. Estoppel. To induce Lender to enter into this Amendment, Borrower and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Borrower or any Credit Party as against Lender with respect to the obligations of Borrower or any Credit Party to Lender under the Credit Agreement or the other Loan Documents, either with or without giving effect to this Amendment.
6. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent receipt by the Lender of this Amendment, duly executed, completed and delivered by Borrower and each other Credit Party. Upon the effective date of this Amendment, all of the amendments set forth in Section 1 of this Amendment shall become effective as of the effective date of this Amendment.
7. Reimbursement of Expenses. Borrower and each of the other Credit Parties hereby agree that Borrower and each of the other Credit Parties shall reimburse Lender on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by Lender in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
9. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
10. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
11. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have caused this Second
Amendment to Credit Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                         BORROWER:

                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and Chief
                                 Financial Officer


                         LENDER:

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By/s/Craig Winslow
                         Name:Craig Winslow
                         Title:    Duly Authorized Signatory


                         CREDIT PARTIES:

                         CONSOLIDATED FREIGHTWAYS CORPORATION  OF
                         DELAWARE


                         By/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and Chief
                                 Financial Officer:


                         CF AIRFREIGHT CORPORATION


                         By/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer


                         REDWOOD SYSTEMS, INC.


                         By/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer



                         LELAND JAMES SERVICE CORPORATION

                         By/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer



                            EXHIBIT A


        Replacement Section 5.11 to the Credit Agreement

     5.11 Certain Covenants Relating to the Collateral. The Credit Parties shall cause the following requirements to be fulfilled with respect to each of the Mortgaged Properties to the extent such requirements have not been fulfilled pursuant to Annex B or Section 2.3.

          (a) By no later than December 7, 2001, each Credit Party shall have (i) executed and delivered to Lender a Mortgage covering all of the Second Group of Mortgaged Properties, in proper form for recordation recorded in all places to the extent necessary to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such Second Group of Mortgaged Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law) and otherwise in form and substance satisfactory to Lender, (ii) delivered to Lender evidence that counterparts of all of the Mortgages referred to in clause (i) above of this Section 5.11(a) have been recorded in all places to the extent necessary to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on all of the Second Group of Mortgaged Property owned by such Credit Party in favor of Lender (or in favor of such other trustee as may be required or desired under local law), (iii) delivered to Lender an opinion of counsel in each state in which any of the Second Group of Mortgaged Property is located regarding the Mortgages on such properties in form and substance and from counsel satisfactory to Lender, (iv) fully cooperated with Lender by providing Lender and/or its consultants and agents with access to, and information concerning, all of the Second Group of Mortgaged Properties as may be requested by Lender (or such consultant or agent of Lender) and as may be necessary to ensure completion by December 7, 2001 of Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on all of the Second Group of Mortgaged Properties, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, in its sole discretion; and (v) fully cooperated with Lender by providing Lender and/or its consultants and agents with access to, and information concerning, all of the Second Group of Mortgaged Properties as may be requested by Lender (or such consultant or agent of Lender) and as may be necessary to ensure delivery to Lender by no later than December 7, 2001 of letters executed by the environmental firms preparing the environmental reports referred to in clause (iv) of this
Section 5.11(a), in form and substance satisfactory to Lender, authorizing Lender to rely on such reports. Notwithstanding the foregoing provisions of this Section 5.11(a), it is the intention of the parties that, unless the Borrower requests a Subject Revolving Credit Advance, the Lender shall only receive Mortgages on Real Estate with fair market values (as determined by Lender in its sole discretion) aggregating $100,000,000. In the event that Mortgages are granted to the Lender as part of the First Group of Mortgaged Properties and the Second Group of Mortgaged Properties, with the fair market values of such Mortgaged Properties exceeding $100,000,000 in the aggregate, the Lender agrees to release by December 31, 2001, one or more Mortgages (on Mortgaged Properties selected by Lender, in its sole discretion) sufficient to reduce the aggregate fair market value of the remaining Mortgaged Properties to $100,000,000 (or such greater amount as is reasonably required to ensure that the Lender holds Mortgages on Mortgaged Properties with an aggregate fair market value of at least $100,000,000).

          (b) By no later than two Business Days prior to the initial Post-Closing Borrowing Date, each Credit Party shall have: (i) executed and delivered to Lender a Mortgage covering all of the Third Group of Mortgaged Properties, in proper form for recordation in all places to the extent necessary to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such Third Group of Mortgaged Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law) and otherwise in form and substance satisfactory to Lender; (ii) delivered to Lender an opinion of counsel in each state in which any of the Third Group of Mortgaged Property is located in form and substance and from counsel satisfactory to Lender; (iii) fully cooperated with Lender by providing Lender and/or its consultants and agents with access to, and information concerning, all of the Third Group of Mortgaged Properties as may be requested by Lender (or such consultant or agent of Lender) and as may be necessary to ensure completion and delivery to Lender of Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on all of the Third Group of Mortgaged Properties, dated no more than 6 months prior to the initial Post-Closing Borrowing Date, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, in its sole discretion; and (iv) fully cooperated with Lender by providing Lender and/or its consultants and agents with access to, and information concerning, all of the Third Group of Mortgaged Properties as may be requested by Lender (or such consultant or agent of Lender) and as may be necessary to ensure delivery to Lender of letters executed by the environmental firms preparing the environmental reports referred to in clause (iii) of this Section 5.11(b), in form and substance satisfactory to Lender, authorizing Lender to rely on such reports. Notwithstanding anything to the contrary in this Section 5.11(b), the Mortgages with respect to the Third Group of Mortgaged Properties shall not be recorded by Lender until such time as (x) Borrower has made a request for a Revolving Credit Advance which if made would result in the aggregate outstanding principal balance of all Revolving Credit Advances exceeding $25,000,000 and (y) all of the conditions set forth in Section 2.3 (other than the condition requiring recordation of said Mortgage) have been satisfied in full or waived by the Lender in writing.

          (c) By no later than December 17, 2001, each Credit Party shall have delivered to Lender commitments for title insurance coverage, and shall have purchased such coverage and delivered evidence thereof to Lender, all in form and scope satisfactory to Lender, in a total amount of not less than $50,000,000 covering all of the First Group of Mortgaged Properties and the Second Group of Mortgaged Properties (with an allocation on a per property basis, and subject to such tie-in endorsements, as approved by Lender, in its sole discretion); provided, however, that no later than two Business Days prior to the initial Post-Closing Borrowing Date, the amount of title insurance shall be increased to $100,000,000 and modified to cover the First Group of Mortgaged Properties, the Second Group of Mortgaged Properties and the Third Group of Mortgaged Properties (with an allocation on a per property basis, and subject to such tie-in endorsements, as approved by Lender, in its sole discretion).

          (d) By no later than December 17, 2001, with respect to all of the First Group of Mortgaged Properties and the Second Group of Mortgaged Properties, the Borrower shall have (i) delivered to Lender current as-built surveys, zoning letters (or zoning title endorsements) and certificates of occupancy, in each case satisfactory in form and substance to Lender, in its sole discretion, and (ii) delivered to Lender updated fair market value appraisals, each of which shall be in form and substance satisfactory to Lender. Prior to the initial Post-Closing Borrowing Date, with respect to all of the Third Group of Mortgaged Properties, the Borrower shall have (i) delivered to Lender current as-built surveys, zoning letters (or zoning title endorsements) and certificates of occupancy, in each case satisfactory in form and substance to Lender, in its sole discretion, and (ii) delivered to Lender updated fair market value appraisals, each of which shall be in form and substance satisfactory to Lender.

          (e) Each Credit Party agrees that at any time on and after the Closing Date Lender shall be entitled to obtain, at such Credit Party's sole cost and expense, (i) one or more updated written fair market value appraisal reports and current as-built surveys in respect of any of the Mortgaged Properties prepared by an independent real estate appraiser and surveyor, as the case may be, satisfactory to Lender, and (ii) such environmental review and audit reports, including Phase II reports, with respect to any of the Mortgaged Properties as Lender shall request, in each case, in form and substance satisfactory to Lender; provided that Lender shall not be entitled to obtain or request any of the items described in clauses (i) or (ii) above unless Lender believes in its reasonable credit judgment that either (x) a Default or Event of Default has occurred and is continuing, or (y) any of the information pertaining to the Mortgaged Properties contained in any prior appraisal or environmental report may be inaccurate or outdated in any material respect. Each Credit Party shall cooperate with Lender in obtaining all such environmental review and audits, updated appraisal reports and surveys, including, without limitation, granting access to the Mortgaged Properties to Lender and its agents, consultants and representatives, and causing to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Section 5.11(d).

          (f) Notwithstanding anything in Section 5.11 to the contrary, should the Credit Parties be unable, despite good faith efforts, to satisfy the environmental, title or opinion criteria set forth in this Section 5.11 regarding any Mortgaged Property intended to be included in the Second Group of the Mortgaged Properties or the Third Group of Mortgaged Properties, the Credit Parties shall be obligated to provide other Mortgaged Properties for inclusion in such groups, which properties shall be subject to Lender's approval, in its sole discretion (including, without limitation, as to value and environmental matters); provided, however, that the obligation to replace such properties shall not apply to the Third Group of Mortgaged Properties unless and until the Borrower shall have requested a Subject Revolving Credit Advance.


                             ANNEX F
                               to
                        CREDIT AGREEMENT

                  LIST OF MORTGAGED PROPERTIES

First Group of  Mortgaged Properties:

 1   MPK MENLO PARK         CA 175 LINFIELD DRIVE
 2   NAS NASHVILLE          TN 12805 OLD HICKORY BLVD.

Second Group of Mortgaged Properties:

 1   COL COLUMBUS           OH 2885 ALUM CREEK DRIVE
 2   PHX PHOENIX            AZ 4301 W MOJAVE STREET
 3   SNC SUNNYVALE          CA 1319 MOFFETT PARK DRIVE
 4   LAT LAREDO             TX 13145 UNITEC DRIVE
 5   PTM PORTLAND           OR 2010 N. E. RIVERSIDE WAY
 6   JAF JACKSONVILLE       FL 2120 NORTH LANE AVENUE
 7   WVW WOODINVILLE        WA 18707 139TH AVENUE N.E.
 8   TAC TACOMA             WA 4920 E 20TH STREET
 9   HAC HAYWARD            CA 2256 CLAREMONT COURT
 10  NWK NEWARK             NJ 300 PORT STREET
 11  MPL MINNEAPOLIS        MN 3701 85TH AVENUE, N.E.
 12  DPI DES PLAINES        IL 2300 S MOUNT PROSPECT
 13  OHN OMAHA              NE 10611 GERTRUDE STREET
 14  NCG NORCROSS           GA 6431 CORLEY ROAD
 15  FLF FT LAUDERDALE      FL 1901 BLOUNT ROAD
 16  SIM SIMI VALLEY        CA 91 WEST EASY STREET
 17  LTC LITTLETON          CO 1501 WEST WESLEY AVENUE
 18      SANTA FE SPRINGS   CA 12903 LAKELAND ROAD
 19      FONTANA            CA 14371 SANTA ANNA AVENUE
 20  SRS SAN MARCOS         CA 444 BARHAM DRIVE

Third Group of  Mortgaged Properties:

To be proposed by Borrower, subject to approval by Lender, in its sole discretion, but the aggregate appraised values of such properties must, when added to the appraised values of the First Group of Mortgaged Properties and the Second Group of Mortgaged Properties (but only if actually mortgaged to Lender), equal or exceed $200,000,000.